SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 4, 1999



                           Nebraska Book Company, Inc.
             (Exact name of registrant as specified in its charter)



            Kansas                         333-48221              47-0549819
(State or other jurisdiction of          (Commission          (I.R.S. Employer
incorporation or organization)            File Number)       Identification No.)



                             4700 South 19th Street
                             Lincoln, NE 68501-0529
                    (Address of Principal executive offices)



                                 (402) 421-7300
              (Registrant's telephone number, including area code)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     Effective June 4, 1999, Nebraska Book Company, Inc. (the "Company") acquired all of the outstanding common stock of Triro, Inc., an independent college bookstore operation owned by Dennis and Larry Rother with 17 retail bookstores located in Texas, New Mexico, and Arizona. The purchase price was approximately $15.1 million, which consisted of $13.2 million paid to the former shareholders and $1.9 million for the average annual debt level. The actual amount of debt assumed and retired at closing was approximately $3.2 million, which exceeded the average outstanding debt level of $1.9 million due to the seasonal incurrence of debt to fund the buyback of used textbooks at the end of the Spring semester. Offsetting the higher debt balances at Closing was a compensating increase in net asset balances (consisting primarily of inventory). The purchase price was determined based upon arms length negotiations between the Company and Triro, Inc. The Company will account for this acquisition under the purchase method of accounting.

     The acquisition of Triro, Inc. was funded in part through a $10.3 million capital contribution to the Company from its parent, NBC Acquisition Corp. NBC Acquisition Corp. raised the $10.3 million in capital through the sale of 197,001 shares of its Class A Common Stock to certain shareholders, including HWH Capital Partners, L.P. and members of senior management. The remaining funding was provided through available cash funds and borrowings under the Company's revolving credit facility.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)     Financial Statements of Businesses Acquired

               Audited financial statements of Triro, Inc. as of and for the years ended March 31, 1999 and 1998 have not been included herein and shall be filed by amendment by no later than August 12, 1999.

(b)     Pro Forma Financial Information

               Pro forma financial information as of and for the year ended March 31, 1999 has not been included herein and shall be filed by amendment by no later than August 12, 1999.

(c)     Exhibits

            2.1 Agreement for Purchase and Sale of Stock, dated as of May 26, 1999 between and among Nebraska Book Company, Inc. , Dennis Rother, and Larry Rother [EDGAR filing only]




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     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized in the City of Lincoln, Nebraska, on June 11, 1999.


                                 NEBRASKA BOOK COMPANY, INC.



                                 /s/  Mark W. Oppegard
                                ---------------------------------
                                 Mark W. Oppegard
                                 President, Chief Executive Officer and Director



                                 /s/  Bruce E. Nevius
                                 --------------------------------------
                                 Bruce E. Nevius
                                 Treasurer, Chief Financial Officer and
                                 Assistant Secretary


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